UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2013

The Tirex Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-17598-NY	22-2824362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1771 Post Road East, Westport, CT	06880
(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code (203) 522-3247

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Tirex Corporation is referred to herein as “we”, “our” or “us.

Item 1.02   Termination of a Material Definitive Agreement

On April 19, 2013, we entered into an agreement with Green Recycling Technologies International (“GRSI”) (the “Agreement”) requiring GRSI to pay all legal and accounting professionals necessary to complete an audit to bring us to a current reporting status with our SEC reporting obligations, including the preparation of unaudited and audited financial statements to be contained in our periodic reports that are delinquent.

Tirex management has determined that GRSI has breached the terms of the Agreement by refusing to pay the auditor costs pertaining to the review of our unaudited financial statements and audit of our audited financial statements, thereby causing an indefinite delay in becoming current in our SEC reporting obligations.

On November 7, 2013, our legal counsel informed GRSI by written correspondence that because it had breached the terms of the Agreement, the Agreement was null and void. Tirex management allowed subsequent time for GRSI to respond. To date, we have not received a response from GRSI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date November 25, 2013

The Tirex Corporation

/s/ John L. Threshie Jr

John L. Threshie Jr

President/CEO